Exhibit 99.1

Second Quarter 2005 Earnings

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The contents of this conference call and webcast, and any related material, is the property and copyright of Mellon Financial Corporation. This conference call and webcast may not be reproduced, recorded, broadcast, disseminated, published, sold or otherwise used for public or commercial purposes, without the express written consent of Mellon and the relevant information providers. The archived version of this conference call and related series of graphics will be available on our website (mellon.com) until Tuesday August 2, 2005 at 5 p.m. EDT.

The following discussion contains statements that are considered forward-looking statements. Actual results may differ materially from those expressed or implied due to a variety of factors that are described in our Annual Report on Form 10-K for the year-ended December 31, 2004 and in the slides that accompany the web cast version of this presentation. These forward-looking statements speak only as of July 19, 2005, and Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Participating in this afternoon’s call are Marty McGuinn, Mellon’s Chairman and Chief Executive Officer; Steve Elliott, Mellon’s Senior Vice Chairman and Mike Bryson Mellon’s Chief Financial Officer. Now for a review of our quarterly results, I would like to turn the call over to Marty McGuinn

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Cautionary Statement

A number of statements (i) in our presentations, (ii) in the accompanying slides and (iii) in the responses to your questions are “forward-looking statements”. These statements relate to, among other things, the Corporation’s future financial results, including future revenue, expenses and earnings, seasonality factors, the use of excess capital, anticipated third quarter 2005 net interest revenue, asset management revenue sensitivity, interest rate sensitivity analysis, the expected tax rate, the estimated average repricing lives of securities, as well as the Corporation’s overall plans, strategies, goals, objectives, expectations, estimates and intentions, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the Corporation’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, changes in political and economic conditions; changes in the relevant benchmark to measure changes in investment management fees; equity, fixed-income and foreign exchange market fluctuations; changes in the mix of assets under management; the effects of the adoption of new accounting standards; corporate and personal customers’ bankruptcies; operational risk; inflation; technological change; success in the timely development of new products and services; competitive product and pricing pressures within the Corporation’s markets; consumer spending and savings habits; interest rate fluctuations; monetary fluctuations; acquisitions and integrations of acquired businesses; changes in law; changes in fiscal, monetary, regulatory, trade and tax policies and laws; success in gaining regulatory approvals when required; the effects of recent and any further terroristic acts and the results of the war on terrorism; as well as other risks and uncertainties detailed from time to time in the filings of the Corporation with the Securities and Exchange Commission. Such forward-looking statements speak only as of July 19, 2005, and the Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Non-GAAP Measures: In this presentation we will discuss some non-GAAP measures in detailing our Company’s performance. The reconciliation of those measures to the most comparable GAAP measures is included in the actual presentation, in the related earnings press release or contained in the appendix of this presentation. 1

I am pleased to report that Mellon earned 49 cents a share from continuing operations in the second quarter of 2005.

These results exceeded market expectations based upon the strong growth in fee-based revenue associated with our Asset Management and Asset Servicing businesses, as well as a lower than anticipated tax rate and higher than anticipated net interest revenue.

Return on common equity continues to be quite strong at 20% - meeting our long term goals.

We continue to adhere to our disciplined capital allocation model.

At the beginning of the second quarter we announced an 11% increase in the quarterly dividend, resulting in a payout ratio for the quarter of approximately 40%.

In April, we also repurchased 6 million shares.

At the same time we are improving shareholder returns, we also continue to invest in our growth businesses.

We ended the quarter with a tangible common equity ratio of 5.33% compared to 5.38% in the first quarter of 2005. This ratio continues to be higher than our target of 4.25-4.75%, reflecting a slightly smaller balance sheet and a lower level of unrealized losses in the securities available for sale investment portfolio.

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2nd Quarter 2005 Highlights

Continuing Operations fully diluted EPS of $.49 .

Exceeded consensus by $.04 .

7% growth versus 2Q04 and 11% growth (unannualized) vs 1Q05*

Continuing Operations return on common equity of 20%

Meeting our long term goals

Capital Allocation

Dividend payout of approximately 40% Repurchased 6 million shares Internal investments in growth businesses

Tangible capital ratio of 5.33% (target of 4.25-4.75%) .—

* Growth rates adjusted for items detailed on Pages 13-14 in the Appendix of this presentation and Page 15 of the earnings release.

Our Asset Management businesses ended the second quarter with a record level of Assets under Management of $738 billion, an increase of 9% compared to the prior year and compares to growth in the S&P 500 of 4% – an impressive performance we believe reflecting our balanced mix of equities, fixed income and cash.

The net flows of $8 billion in the second quarter of 2005, understate the growth in new business generation, as investment management fee revenue grew by 3% (unannualized) compared to the first quarter, relative to a market that was up by only 1%. Strong new business generation, particularly in Institutional Asset Management, was masked in terms of Assets under Management by the loss of a very low yielding overlay account (which was approximately 3 basis points on over $7 billion in Assets under Management).

Investment management fee revenue rose 15% compared to the second quarter of 2004 – reflecting the impact of organic growth from positive net flows, market appreciation, acquisitions as well as the growth in performance fees.

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Asset Management Highlights

Record level of AUM of $738B

Net flows of $8B in 2Q05 and $40B YTD

Investment management fee revenue increased 15% vs. 2Q04 and 3% (unannualized) vs 1Q05 Increasing value of Performance Fees

Increased 53% to a record level for the 2 nd quarter*

Re-positioning Dreyfus as a client focused distribution company

Transitioning the manufacturing of equity and taxable fixed income products Money Market flows positive for two consecutive quarters

Private Wealth Management

New sales offset by lagged effect of lower equity markets

* Growth rate versus 2nd Qtr 2004.

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During the second quarter, performance fees amounted to $26 million, an increase of 53% or $9 million relative to the second quarter of 2004. This increase reflects the benefit of new business won with performance fee contracts together with the continued excellent investment performance of our Institutional Asset managers.

At our Investor Conference in May, we announced that we were in the process of re-positioning Dreyfus to focus on distribution and transitioning the manufacturing of equity and taxable fixed income products principally to the Boston Company and Standish Mellon. This process was essentially completed in the second quarter. For the second consecutive quarter Dreyfus generated $4 billion in positive net flows related to institutional money market funds.

Private Wealth Management continues to generate new sales, particularly in the Boston, Atlanta and South Florida markets. However, the impact of this growth was largely offset by the lag effect of lower equity markets.

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Duplicate Slide – for speaking notes only

Asset Management Highlights

Record level of AUM of $738B

Net flows of $8B in 2Q05 and $40B YTD

Investment management fee revenue increased 15% vs. 2Q04 and 3% (unannualized) vs 1Q05 Increasing value of Performance Fees

Increased 53% to a record level for the 2nd quarter*

Re-positioning Dreyfus as a client focused distribution company

Transitioning the manufacturing of equity and taxable fixed income products Money Market flows positive for two consecutive quarters

Private Wealth Management

New sales offset by lagged effect of lower equity markets

* Growth rate versus 2nd Qtr 2004.

We ended the second quarter with another record level of Assets under Custody and Administration - $3.4 trillion, an increase of 20% compared to the second quarter of 2004.

Over this same period Institutional Trust and Custody fee revenue increased 17% driven by strong organic growth, improved market conditions, higher securities lending fees and the acquisition of DPM, a hedge fund administrator, at the end of February.

During the second quarter we converted $89 billion of new business (most of which had been won in the first quarter) and on July 1st we converted approximately $110 billion associated with the State of Florida Board of Administration. We will see the revenue impact of these conversions in the second half of this year.

During the second quarter we also won $39 billion in new mandates, bringing our year-to-date wins to approximately $235 billion in new client assets. The business won during the second quarter was spread across our key markets of North America and Europe.

As part of our focus on strengthening our global operations and increasing the proportion of revenue and profitability outside the US, we announced during the second quarter that ABN AMRO Mellon had launched a local custody operation in the Netherlands. In addition, the joint venture opened a sales office in Singapore, supporting a growing presence in the Asian market.

Finally we continue to be viewed as the best of the large global custodians. Mellon ranked number one among our peers in the Global Investor Survey that was released during the second quarter. Mellon is now the top ranked provider of global custody services relative to its peers in the R&M, Global Custodian and Global Investor surveys.

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Asset Servicing Highlights

Record level of assets under custody / administration of / $3.4T Institutional trust and custody fees increased 17% vs. 2Q04 and 8% (unannualized) vs. 1Q05 . Net custody conversions of $89B

New custody wins of $39B

Increasing the proportion of business outside the US

ABN AMRO Mellon – Custody joint venture launches in-house custody operations in the Netherlands ABN AMRO Mellon – opens sales office in Singapore

Continued to achieve top quality rankings

Asset Servicing - #1 ranking among large custodians in 2005 Global Investor Survey

Looking at our consolidated results, and excluding certain non-operating items in the first quarter (principally the gains associated with the sale of our interest in Shinsei Bank) that are detailed in the Appendix to this presentation, we generated positive operating leverage compared to the results in the prior quarter.

The positive operating leverage was driven by strong growth in fee revenue, primarily from our Asset Management and Asset Servicing businesses, as well as a higher level of net interest revenue. Revenue growth slightly outpaced expense growth, on a steady operating margin of 30%.

On a year over year basis the operating margin declined from 32% to 30%, primarily reflecting the initial impact of acquisitions and additional investments in our asset management and asset servicing businesses that we have made over the past twelve months.

Now I would like to ask Mike Bryson to review our second quarter results in greater detail.

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Results of Continuing Operations

Growth (($millions) 2Q05 vs. 1Q05* Fee Revenue $36 4%

$48 5% Net Interest Revenue 12 10% Operating Expense 28 4%

2nd Qtr 1st Qtr 2nd Qtr 2005 2005 2004

Pre-Tax Margin 30% 30%* 32%*

* Growth and pre-tax margins presented on a fully taxable equivalent basis. Growth rates are unannualized. Growth and pre-tax margins adjusted for items detailed on Pages 13-14 in the Appendix of this presentation and Page 15 of the earnings release.

Thank you Marty.

Operating expenses for the 2nd quarter of 2005 totaled $726 million.

In our April earnings call, we set our expected expense base for the 2nd quarter, before growth and performance fee related incentives, at a range of $695-$697 million.

Reconciling to that base, we have noted approximately $9 million of expenses incurred in providing transitional services to ACS. These expenses were largely offset by reimbursements under a Transition Services Agreement, recorded as other revenue.

As Marty noted earlier, our Institutional Asset Management sector continues to deliver excellent investment performance, which resulted in $26 million of performance fees in the quarter. The incentives related to those performance fees totaled approximately $9 million.

We also incurred $2 million in severance expense.

That implies approximately $10 million of additional expenses in support of the $36 million linked quarter growth in fee revenue to reconcile to the mid-point of our guidance range, demonstrating that management continues to remain focused on aligning revenue and expense trends.

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Continue Aggressive Expense Management

($millions)

2Q05 Total Operating Expense $726

Adjustments

Stranded Costs Related to HR divestiture* (9)

Performance fee incentives (9)

Severance (2)

Growth related (10)

Adjusted Total Operating Expense $696

Expected 2Q05 Base Operating Expense $695-697

Before Growth and Performance Fee Incentives

MEMO: Fee revenue growth 2Q05 vs. 1Q05 $36

* Largely offset by transition service agreement reimbursement which is recorded in other non-interest revenue.

In setting the base level of expenses for the third quarter we start with the level of second quarter expenses and adjust for performance fees and severance to establish a new base of $715 million.

There are three additions to this base – annual merit increases to base salaries that became effective as of July 1st. This year the increase in salary expense for the Corporation amounted to 3% or $9 million per quarter.

The second addition was outlined at our Investor Conference in May. We are budgeting $5-8 million in increased expenses to support supplemental investment initiatives principally related to Institutional Asset Management, Private Wealth Management and Asset Servicing.

Our 3rd quarter expenses will increase by approximately $4 million from an additional month of expenses related to providing transition services to ACS. These costs were included in discontinued operations prior to the close of the transaction. Recall that these expenses are largely offset by a reimbursement recorded in other revenue under the terms of the transition services agreement.

This results in an anticipated base level of expenses for the third quarter of $733-736 million.

As we have noted in prior quarterly conference calls, this base is prior to expenses associated with growth in our businesses and the cost of incentives related to performance fees from Institutional Asset Management.

Turning then to a discussion of net interest revenue,

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Continue Aggressive Expense Management

(($millions)

2Q05 Total Operating Expense $726

Adjustments Performance fee incentives (9)

Severance (2) Subtotal 715

Impact of annual merit increase (Granted 7/1/05 ) 9

Supplemental investment initiatives 5-8

Additional month TSA support expenses

* 4 Expected 3Q05 Base Operating Expense Before Growth and Performance Fee Incentives $733-736

* Substantially offset by reimbursements from a Transition Services Agreement (TSA) recorded as other revenue.

Net interest revenue, on a fully-taxable equivalent basis totaled $133 million for the 2nd quarter of 2005, above our expected range of $120-$125 million. The higher level of net interest revenue resulted primarily from the cumulative effect of a client exercising their option to extend the term of an existing leveraged lease.

At June 30, 2005 the Corporation remained slightly asset sensitive, reflecting our focus on reducing interest rate risk in our investment portfolio by reinvesting prepayments as well as making new investments in floating and adjustable rate securities.

As we have emphasized in the past, our balance sheet is driven by core deposits captured through our processing and private wealth businesses which are less price sensitive than purchased funds. Since the first quarter of 2004 the average Fed Funds rate has increased by 194 basis points compared to an increase of 112 basis points for our domestic interest-bearing deposit base. This lag helps insulate us against the impact of rising rates.

Assuming a continued gradual and measured increase in interest rates, we would anticipate that net interest revenue, on a fully-taxable equivalent basis, should be in the range of $123 to $127 million for the 3rd quarter of 2005. We continue to expect to benefit over time from a higher interest rate environment.

Additional detail related to our securities available for sale investment portfolio as well as overall interest rate sensitivity is contained in the Appendix of this presentation.

As we enter the third quarter…..

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Net Interest Revenue

2nd Qtr 1st Qtr 2005 2005 Net Interest Revenue (FTE) $133MM $121MM Net Interest Margin (FTE) 2.07% . 1.92%

Average level of investment securities rose by $730 million

Increases in floating and adjustable rate securities

2Q05 impacted positively by the cumulative effect of a client exercising their option to extend the term of an existing leveraged lease Anticipate quarterly net interest revenue (FTE) to be approximately $123-127- million

…credit quality remains excellent, as the ratio of nonperforming assets to total loans and leases stood at a very low 34 basis points. The second quarter results included a provision of $3 million which combined with recoveries of $1million was added to reserves for unfunded commitments.

Let me take a moment now to point out the impact of seasonality on the upcoming quarter, as well as provide an outlook for some other items that will impact our results.

Performance fees, which are included in investment management fee revenue, are traditionally lowest in the 3rd quarter, as the number and size of mandates eligible for performance fees during this quarter, is generally smaller than those mandates eligible for performance fees in the other quarters of the year.

In addition, securities lending revenue reaches a seasonal peak in the 2nd quarter, and typically decline in the 3rd quarter.

In terms of other expectations, our income tax provision is expected to be at a rate of approximately 33.5% for the remainder of 2005.

Finally, our share repurchase activity for the quarter is expected to offset the shares issued through our benefit programs.

I would also like to note that we continue to enhance the timeliness of our disclosures with our Financial Trends, which previously were available around the filing of our 10-Q, are now available on the Investor Relations portion of our website at mellon.com. Operator, that concludes our formal remarks, and you can now open the phone lines for questions.

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Other

Credit quality remains excellent – NPAs declined to 34% of total loans and leases Seasonality to impact 3Q05 performance fees and securities lending Effective tax rate of 33.5% anticipated for 3Q05 and the remainder of 2005 Share repurchases to offset benefit issuances in 3Q05 Financial Trends now available on Mellon website (www.mellon.com)

Questions & Answers

Investor Relations Contacts

Steve Lackey (412) 234-5601

Andy Clark (412) 234-4633

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Appendix

Reconciliation of Reported Revenue and Expense

($millions) 1st Qtr 2005 2nd Qtr 2004

Reported Adj. Adjusted Reported Adj. Adjusted

Fee Revenue $1,061 ($197) $864 $812 — $812

Gain on Sales of Securities — — — 8 — 8

Total Non-Interest Revenue $1,061 ($197) $864 $820 — $820

Net Interest Revenue 117 — 117 121 — 121

Loan Loss Provision (1) — (1) — — —

NIR after Provision $118 — $118 $121 — $121

Staff Expense 421 — 421 377 — 377

Net Occupancy Expense 59 (2) 57 79 (23) 56

Other Expense 233 (13) 220 220 (1) 219

Total Operating Expense $713 ( $15) $698 $676 ($24) $652

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Reconciliation of Reported Revenue and Expense

($millions) June YTD 2005 June YTD 2004

Reported Adj. Adjusted Reported Adj. Adjusted

Fee Revenue $1,959 ($197) $1,762 $1,724 ($93) $1,631

Gain on Sales of Securities — — — 8 — 8

Total Non-Interest Revenue $1,959 ( ($197) $1,762 $1,732 ( ($93) $1,639

Net Interest Revenue 244 — 244 237 — 237

Loan Loss Provision 2 — 2 (7) — (7)

NIR after Provision $242 — $242 $244 — $244

Staff Expense 848 — 848 765 — 765

Net Occupancy Expense 116 (2) 114 135 (23) 112

Other Expense 475 (13) 462 446 (20) 426

Total Operating Expense $1,439 ($15) $1,424 $1,346 ($43) $1,303

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Asset Management

Revenue Sensitivity

A sustained (1 year) 100 point change in the S&P 500 Index, applied to our assets under management mix, results in an approximate change of $40 - $50 million in investment management fees, which net of incentives approximates a $0.05 - $0.06 per share impact.*

Revenue

Sensitivity

Asset Management Sector ( ($millions) Billing Cycle

Institutional Asset Management $20 - $25 AUM - Qtr End

Mutual Funds $12 - $15 AUM - Daily

Private Wealth Management $8 - $10 AUM - Month End

45 Day Lag

$40 - $50

* Assumes no material change in the mix of assets under management

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Securities Available for Sale*

6/30/05 6/30/04

Est. Avg . Est. Avg . ($billions) Amortized Avg Repricing Amortized Avg Repricing Cost Yield Life Cost Yield Life

Fixed rate

Mortgage-backed $0.5 5.78% 4.0 $0.4 5.63% 5.0

Collateralized mortgage obligation 3.7 4.52% 3.4 4.6 4.54% 5.1

U.S. Treasury & agency 1.9 3.33% 1.5 2.1 3.06% 2.1

State & political subdivisions 0.8 6.91% 16.0 0.6 7.04% 15.7

Adjustable/floating rate mortgage-backed

Floating rate 5.8 3.69% 0.1 2.6 1.75% 0.1

Adjustable rate 2.9 3.72% 1.6 1.2 3.17% 1.7

Bonds/notes/preferred stock/other — —

Total $15.6 4.07% 2.3 $11.5 3.68% 3.6 .

Memo –3/31/05: $14.3 3.92% 2.8 .

* Preliminary

Notes: Average yields are weighted averages and are presented on an FTE basis using a 35% federal income tax rate. Estimated average repricing lives are in years. Estimated lives for mortgage-backed securities include the effect of estimated prepayments, while the estimated lives for U.S. Treasury & agency and states & political subdivisions securities are final maturities.

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Interest Rate Sensitivity Analysis*

Movements in Interest Rates from 3/31/05

Interest Rate Increase

Simulated impact in the next 12 months compared with 3/31/05 +100bp +200bp

Net Interest Revenue 2.0% 3.3% Earnings per Share $0.02 $0.03 Return on Equity 16bp 27bp

The impact from the interest rate movements was developed by simulating the effect of rates changing in a gradual fashion over a six month period from 3/31/05 The interest rate sensitivity simulation assumes that for a given basis point change in short-term rates over a six month period, long-term rates only change by approximately 80% of the assumed change in short-term rates

*Information reprinted from Page 43 of the 1st Qtr 2005 10-Q Report.

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